Exhibit 4.1

CHESAPEAKE OILFIELD OPERATING, L.L.C.,

as Issuer,

SEVENTY SEVEN OPERATING LLC,

as Successor Issuer,

CHESAPEAKE OILFIELD FINANCE, INC.,

as Co-Issuer,

the Subsidiary Guarantors named herein,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of June 26, 2014

to

INDENTURE

Dated as of October 28, 2011

6.625% SENIOR NOTES DUE 2019

SUPPLEMENTAL INDENTURE dated as of June 26, 2014 (this “Supplemental Indenture”), among CHESAPEAKE OILFIELD OPERATING, L.L.C., an Oklahoma limited liability company (“COO”), CHESAPEAKE OILFIELD FINANCE, INC., a Delaware corporation (“COF”), SEVENTY SEVEN OPERATING LLC, an Oklahoma limited liability company (“SSO”), the guarantors listed on the signature page hereof (each, a “Subsidiary Guarantor”, and, collectively, the “Subsidiary Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

R E C I T A L S:

WHEREAS, COO, COF, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of October 28, 2011 (the “Indenture”), pursuant to which COO and COF have, as co-issuers, issued $650.0 million in principal amount of 6.625% Senior Notes due 2019 (the “Notes”) and the initial Subsidiary Guarantors have guaranteed the payment in full of the principal of and premium, if any, interest and Additional Interest, if any on the Notes;

WHEREAS, as part of an internal reorganization, SSO intends to acquire all of the properties and assets of COO (other than the Capital Stock of SSO) and its Restricted Subsidiaries (taken as a whole) (the “Acquisition”);

WHEREAS, pursuant to Section 5.01 of the Indenture, SSO, as the successor in interest to all of the properties and assets of COO and its Restricted Subsidiaries (taken as a whole), is required to expressly assume, by an indenture supplemental to the Indenture, all obligations of COO under the Indenture and the Notes;

WHEREAS, Section 5.02 of the Indenture provides that upon any transfer of substantially all of the properties and assets of COO and its Restricted Subsidiaries (taken as a whole) in accordance with Section 5.01 of the Indenture, the successor to which such transfer is made shall succeed to, and may exercise every right and power of, COO under the Indenture with the same effect as if such successor had been named as the “Company” in the Indenture and shall be substituted for the “Company” so that from and after the date of such transfer, the provisions of the Indenture referring to the “Company” shall refer instead to the successor and not to COO, and thereafter, COO shall be discharged and released from all obligations and covenants under the Indenture and the Notes (the “Substitution”), except to the extent expressly provided for by the Parent Guarantee (as defined below);

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of any Holders of a Note, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture (i) to provide for the assumption of the Company’s obligations to the Holders of Notes pursuant to Article 5 of the Indenture, (ii) to add any additional Subsidiary Guarantor with respect to the Notes or to evidence the release of any Subsidiary Guarantor from its Subsidiary Guarantee and (iii) to make any change that would provide any additional rights or benefits to the Holders of the Notes;

WHEREAS, Nomac Services, L.L.C. (“Nomac”) and Compass Manufacturing, L.L.C. (“Compass” and, together with Nomac, the “Released Guarantors”) are each Subsidiary Guarantors under the Indenture;

WHEREAS, pursuant to Section 10.04 of the Indenture, a Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically released in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of the Indenture and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale or disposition;

WHEREAS, COO proposes to dispose of the Capital Stock of Nomac and Compass after which neither Nomac or Compass will be a Restricted Subsidiary of the Company and such disposition will not violate Section 4.10 of the Indenture;

WHEREAS, pursuant to Section 4.13(a) of the Indenture, if any Restricted Subsidiary of the Company that is not already a Subsidiary Guarantor incurs any Indebtedness or guarantees any Indebtedness of the Company or any Subsidiary Guarantor and the aggregate principal amount of such Indebtedness incurred or guaranteed by such Restricted Subsidiary exceeds $15.0 million, such Restricted Subsidiary must become a Subsidiary Guarantor by executing a supplemental indenture;

WHEREAS, as part of the Acquisition, Seventy Seven Land Company LLC, an Oklahoma limited liability company (“SSLC”), will become a Subsidiary of SSO and upon consummation of the Substitution, will be a Restricted Subsidiary of SSO, as the “Company”, and SSLC desires to unconditionally guarantee on a senior unsecured basis the Notes held by each Holder of a Note and the Obligations of the Issuers under the Indenture;

WHEREAS, pursuant to Section 4.13(b) of the Indenture, the Company’s parent entity may elect to guarantee the Notes by delivering a guarantee to the Trustee;

WHEREAS, upon the consummation of the Acquisition, SSO will be the Company and COO will be the parent entity of the Company and COO desires to unconditionally guarantee on a senior unsecured basis the Notes held by each Holder of a Note and the Obligations of the Issuers under the Indenture (the “Parent Guarantee”);

WHEREAS, COO, COF, SSO and the Subsidiary Guarantors party hereto, pursuant to the foregoing authority, desire to amend and supplement the Indenture in certain respects to evidence the succession of SSO to COO, the assumption by SSO of the obligations and covenants of COO in the Indenture and the Notes, the release of COO from all its original obligations and covenants under the Indenture and the Notes, the release of the Subsidiary Guarantees of Nomac and Compass, the addition of SSLC as a Subsidiary Guarantor and the delivery of the Parent Guarantee by COO, have requested the Trustee join with them in the execution and delivery of this Supplemental Indenture, and in accordance with Sections 4.13, 5.01, 5,02, 9.01 and 9.06 of the Indenture, have delivered an Officers’ Certificate and an Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution and delivery of this

Supplemental Indenture have been satisfied, and COO, COF, SSO and the Subsidiary Guarantors party hereto, and the Trustee are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of COO, COF, SSO and the Subsidiary Guarantors necessary to make this Supplemental Indenture a valid instrument legally binding on COO, COF, SOO and the Subsidiary Guarantors in accordance with the terms thereof have been done and performed; and

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the COO, COF, SSO, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

SECTION 1. SUCCESSION IN INTEREST

On the date hereof and effective upon the consummation of the Acquisition, (a) SSO hereby expressly assumes all obligations of COO under the Indenture and the Notes; (b) SSO agrees to pay fully and promptly all amounts due to the Trustee and its agents under the Indenture; (c) SSO will succeed to, be substituted for, and may exercise every right and power of, COO under the Indenture, with the same effect as if SSO had been named as the “Company” for purposes of the Indenture; (d) COO will be discharged and released from all of its obligations and covenants under the Indenture and the Notes; and (e) the Subsidiary Guarantors hereby confirm to the Trustee that its Subsidiary Guarantee will apply to the obligations of SSO, as successor issuer, in accordance with the Notes and the Indenture. After the effectiveness of this Supplemental Indenture, for the purposes of the Indenture, the term the “Issuers” shall include SSO and COF and, upon the consummation of the Acquisition, shall not include COO.

SECTION 2. RELEASE OF SUBSIDIARY GUARANTOR

On the date hereof and effective upon the disposition of the Capital Stock of Nomac and Compass such that they are no longer Subsidiaries of COO, the parties agree that each of the Released Guarantors are released as a party to and as a Subsidiary Guarantor under the Indenture and that the Released Guarantors have no further liability or obligations under the Subsidiary Guarantee or the provisions of the Indenture, except for any obligations which by their terms survive.

SECTION 3. ADDITIONAL SUBSIDIARY GUARANTEE

On the date hereof, by executing this Supplemental Indenture, SSLC hereby provides a Subsidiary Guarantee on the terms and subject to the conditions set forth in, and is subject to the provisions of, the Indenture to the extent provided for in Article 10 thereunder, and is subject to the limitations and release provisions therein.

SECTION 4. PARENT GUARANTEE

Upon the date hereof and effective upon the consummation of the Acquisition and the Substitution, COO hereby guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes held thereby and the Obligations of the Issuers thereunder, that: (a) the principal of and premium, if any, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium (to the extent permitted by law), if any, interest and Additional Interest, if any, on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee thereunder will be promptly paid in full and performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. Failing payment when so due of any amount so guaranteed for whatever reason, COO, together with the Subsidiary Guarantors, will be jointly and severally obligated to pay the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under the Parent Guarantee, and shall entitle the Holders to accelerate the obligations of COO hereunder in the same manner and to the same extent as the Obligations of the Issuers.

COO hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of the Parent Guarantee. COO further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Parent Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Subsidiary Guarantors, COO, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers, the Subsidiary Guarantors or COO, any amount paid by an Issuer, any Subsidiary Guarantor or COO to the Trustee or such Holder, the Parent Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. COO agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

COO further agrees that, as between COO, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of its Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by COO for the purpose of its Parent Guarantee.

The execution by COO of this Supplemental Indenture evidences the Parent Guarantee of COO, whether or not the person signing as an officer of COO still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Parent Guaranty set forth in this Supplemental Indenture on behalf of COO.

Section 4.13(b) of the Indenture is hereby amended to delete in its entirety the final sentence thereof, which reads, “Any such guarantee will be released automatically upon notice thereof by such entity to the Trustee.”

SECTION 5. MISCELLANEOUS

Section 5.1 Date of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date first set forth above.

Section 5.2 Supplemental Indenture Incorporated into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture. Except as specifically modified herein, the Indenture is in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with its terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 5.3 Notes Deemed Conformed. As of the date hereof, the provisions of the Notes and the guarantees of the Subsidiary Guarantors pursuant to the Indenture shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders of the Notes, COO, COF, SSO and the Subsidiary Guarantors party hereto, or the Trustee, so as to reflect this Supplemental Indenture. Each Guarantor hereby confirms that its guarantee pursuant to the Supplemented Indenture shall apply to the Notes and the Indenture in accordance with the terms of the Notes and the Indenture.

Section 5.4 Headings. The section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 5.5 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 5.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.7 Trustee’s Disclaimer. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of COO, COF, SSO and the Subsidiary Guarantors and not of the Trustee.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CHESAPEAKE OILFIELD OPERATING, L.L.C.

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer

CHESAPEAKE OILFIELD FINANCE, INC.

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer

SEVENTY SEVEN OPERATING LLC

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer and Treasurer

NOMAC DRILLING, L.L.C.
THUNDER OILFIELD SERVICES, L.L.C.
PERFORMANCE TECHNOLOGIES, L.L.C.
MID-STATES OILFIELD SUPPLY LLC (f/k/a MID-STATES OILFIELD MACHINE, L.L.C.)
GREAT PLAINS OILFIELD RENTAL, L.L.C.
OILFIELD TRUCKING SOLUTIONS, L.L.C.
HODGES TRUCKING COMPANY, L.L.C.
KEYSTONE ROCK & EXCAVATION, L.L.C.
PTL PROP SOLUTIONS, L.L.C.
SEVENTY SEVEN LAND COMPANY LLC

as SUBSIDIARY GUARANTORS

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

NOMAC SERVICES, L.L.C. (f/k/a CHK DIRECTIONAL DRILLING L.L.C.)
COMPASS MANUFACTURING, L.L.C.

as RELEASED GUARANTORS

By:	/s/ Cary D. Baetz
Name:	Cary D. Baetz
Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as TRUSTEE

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to Supplemental Indenture]